CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Counselor Series Trust (Invesco Counselor Series Trust) of:

i)	our reports dated October 24, 2016, relating to the financial statements and financial highlights, which appear in Invesco American Franchise Fund’s, Invesco California Tax-Free Income Fund’s, Invesco Equally-Weighted S&P 500 Fund’s, Invesco Equity and Income Fund’s, Invesco Global Real Estate Income Fund’s, Invesco Growth and Income Fund’s, Invesco Low Volatility Equity Yield Fund’s, Invesco Pennsylvania Tax Free Income Fund’s, Invesco S&P 500 Index Fund’s, Invesco Short Duration High Yield Municipal Fund’s, Invesco Small Cap Discovery Fund’s and Invesco Strategic Real Return Fund’s and

ii)	our reports dated October 26, 2016, relating to the financial statements and financial highlights, which appear in Invesco Core Plus Bond Fund’s and Invesco Floating Rate Fund’s

Annual Reports on Form N-CSR for the year ended August 31, 2016. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas

June 5, 2017